Exhibit 5.1

Tel-Aviv, December 14, 2021

Otonomo Technologies Ltd.

16 Abba Eban Blvd.

Herzliya Pituach, Israel

Israel

Re: Registration on Form S-8

Ladies and Gentlemen:

We have acted as the Israeli counsel to Otonomo Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on December 14, 2021 (the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of 39,157,712 of the Company’s ordinary shares, no par value per share (the “Plan Shares”), reserved for future issuance under the Company’s (i) 2016 Share Award Plan and (ii) 2021 Share Incentive Plan (collectively, the “Plans”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) Amended and Restated Articles of Association, (ii) the Plans, and (iii) resolutions of the Company’s board of directors. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the 39,157,712 Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the Plans, pursuant to agreements with respect to the Plans, and, as the case may be, pursuant to the terms of the awards that may be granted under the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Gross & Co.